As filed with the Securities and Exchange Commission on April 28, 2017

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Bonanza Creek Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

____________________

Delaware (State or Other Jurisdiction of Incorporation or Organization)	61-1630631
(I.R.S. Employer Identification Number)

410 17th Street, Suite 1400 Denver, Colorado (Address of principal executive offices)	80202
(Zip Code)
Bonanza Creek Energy, Inc. 2017 Long Term Incentive Plan
(Full title of plan)

____________________

Richard J. Carty President and Chief Executive Officer Bonanza Creek Energy, Inc. 410 17th Street, Suite 1400 Denver, Colorado 80202 (720) 440-6100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

____________________

Copies to:
Richard D. Truesdell, Jr., Esq.
Byron B. Rooney, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

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CALCULATION OF REGISTRATION FEE
Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, par value $0.01 per share	2,467,430 (1)	$ 34.36 (2)	$ 84,780,894.80 (2)	$ 9,826.11

(1)	This Registration Statement on Form S-8 (the “Registration Statement”) covers shares of Common Stock, par value of $0.01 per share (“Common Stock”), of Bonanza Creek Energy, Inc. (the “Company” or the “Registrant”) issuable pursuant to the Bonanza Creek Energy, Inc. 2017 Long Term Incentive Plan (the “2017 LTIP”) and pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional securities as may become issuable pursuant to the adjustment provisions of the 2017 LTIP.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act, and based on the value attributed to the Common Stock in connection with the Registrant’s emergence from bankruptcy pursuant to the Third Amended Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registration Information and Employee Plan Annual Information*

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*The information specified in Item 1 and Item 2 of Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note of Part I of this Registration Statement. The documents containing the information specified in Part I will be delivered to participants in the 2017 LTIP as required by Rule 428(b)(1).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents heretofore filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:

(a)       The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016, as amended;

(b)       All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in clause (a) above; and

(c)       The description of the Common Stock of the Registrant contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on April 28, 2017 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

All other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under this Registration Statement have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated by, or deemed incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers.

Our third amended and restated certificate of incorporation provides that a director will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of the law, (3) under Section 174 of the

DGCL for unlawful payment of dividends or improper redemption of stock or (4) for any transaction from which the director derived an improper personal benefit. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company will be limited to the fullest extent permitted by the amended DGCL.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our third amended and restated certificate of incorporation contains indemnification rights for our directors and our officers. Additionally, our fourth amended and restated bylaws provides that we will indemnify and advance expenses to any officer or director to the fullest extent authorized by the DGCL and that persons who are not directors or officers may be similarly indemnified for service to the Company to the extent authorized by our board of directors.

We have obtained directors’ and officers’ insurance to cover our directors, officers and some of our employees for certain liabilities. Further, we have entered into written indemnity agreements with our directors and executive officers. Under these agreements, if a director or officer makes a claim of indemnification to us, either a majority of the independent directors or independent legal counsel selected by the independent directors will review the relevant facts and make a determination regarding whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnity agreement) us to indemnify the officer or director.

Any underwriting agreement that the Registrant may enter into in connection with the sale of any securities registered hereunder, may provide for indemnification of directors and certain officers of the Registrant by the underwriters against certain liabilities. To the extent that the Registrant enters into any such underwriting agreement, the Registrant will file it as an exhibit to a Current Report on Form 8-K, which will be incorporated by reference into this registration statement.

The foregoing is only a general summary of certain aspects of Delaware law, our third amended and restated certificate of incorporation and our fourth amended and restated bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the DGCL, our third amended and restated certificate of incorporation and fourth amended and restated bylaws.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits.

The exhibits to this Registration Statement are listed in the Exhibit Index hereto and are incorporated herein by reference.

Exhibit No.	Description of Exhibit
4.1	Third Amended and Restated Certificate of Incorporation of Bonanza Creek Energy, Inc., filed with the Secretary of State of the State of Delaware on April 28, 2017 (incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form 8-A filed on April 28, 2017)

4.2	Fourth Amended and Restated Bylaws of Bonanza Creek Energy, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form 8-A filed on April 28, 2017)

Exhibit No.	Description of Exhibit
5.1	† Opinion of Davis Polk & Wardwell LLP

23.1	† Consent of Hein & Associates LLP

23.2	† Consent of Independent Petroleum Engineers, Netherland, Sewell & Associates, Inc.

23.3	† Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1	† Powers of Attorney (included on the signature pages hereto)

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† Filed or furnished herewith

Item 9. Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and , where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 28, 2017.

BONANZA CREEK ENERGY, INC.

By:	/s/ Richard J. Carty
Name: Richard J. Carty
Title: President & Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Cyrus D. Marter IV, Wade Jaques and Roberta Louis, each of them acting individually, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	April 28, 2017	By:	/s/ Richard J. Carty
Name: Richard J. Carty
Title: President, Chief Executive Officer and Director (principal executive officer)

Date:	April 28, 2017	By:	/s/ Scott Fenoglio
Name: Scott Fenoglio
Title: Senior Vice President, Finance and Planning (principal financial officer)

Date:	April 28, 2017	By:	/s/ Wade E. Jaques
Name: Wade E. Jaques
Title: Vice President, Chief Accounting Officer (principal accounting officer)

Date:	April 28, 2017	By:	/s/ Jack Vaughn
Name: Jack Vaughn
Title: Chairman of the Board

Date:	April 28, 2017	By:	/s/ Paul Keglevic
Name: Paul Keglevic
Title: Director

Date:	April 28, 2017	By:	/s/ Brian Steck
Name: Brian Steck
Title: Director

Date:	April 28, 2017	By:	/s/ Thomas Tyree
Name: Thomas Tyree
Title: Director

Date:	April 28, 2017	By:	/s/ Scott Vogel
Name: Scott Vogel
Title: Director

Date:	April 28, 2017	By:	/s/ Jeffrey Wojahn
Name: Jeffrey Wojahn
Title: Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Third Amended and Restated Certificate of Incorporation of Bonanza Creek Energy, Inc., filed with the Secretary of State of the State of Delaware on April 28, 2017 (incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form 8-A filed on April 28, 2017)

4.2	Fourth Amended and Restated Bylaws of Bonanza Creek Energy, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form 8-A filed on April 28, 2017)

5.1	† Opinion of Davis Polk & Wardwell LLP

23.1	† Consent of Hein & Associates LLP

23.2	† Consent of Independent Petroleum Engineers, Netherland, Sewell & Associates, Inc.

23.3	† Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1	† Powers of Attorney (included on the signature pages hereto)

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† Filed or furnished herewith